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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
H. F. Ahmanson & Company:

  We consent to incorporation by reference in the Registration Statements No. 33-20076, No. 33-00063, No. 33-65247, No. 33-28254, No. 33-53635 and No. 333-
07955 on Form S-8, and No. 33-31590, No. 33-42394, No. 33-44686, No. 33-27902,
No. 33-57218, No. 33-50731 and No. 33-57395 on Form S-3 and Registration Statement No. 333-21919 on Form S-4 of H. F. Ahmanson & Company of our report dated January 15, 1997, except as to Note 18 to the Consolidated Financial Statements, which is as of March 17, 1997, relating to the consolidated statements of financial condition of H. F. Ahmanson & Company as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of H. F. Ahmanson & Company and to the reference to our firm under the heading "Selected Financial Data" in the Form 10-K.

                                         KPMG Peat Marwick LLP

Los Angeles, California
March 20, 1997